CONSENT OF INDEPENDENT ACCOUNTANTS
		       ----------------------------------




We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-35656) of Gradco Systems, Inc. of our report dated May 31, 1996 appearing on page S-1 of this Form 10-K.





PRICE WATERHOUSE LLP
Costa Mesa, California
May 31, 1996